Exhibit 5


                              FULBRIGHT & JAWORSKI
                                     L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP       HOUSTON
                                666 FIFTH AVENUE                WASHINGTON, D.C.
                         NEW YORK, NEW YORK  10103-3198             AUSTIN
                                                                  SAN ANTONIO
TELEPHONE: 212/318-3000                                             DALLAS
    CABLE ADDRESS:                                                 NEW YORK
  REAVCABLE, NEW YORK                                             LOS ANGELES
   TWX: 710-581-3676                                                LONDON
FACSIMILE: 212/752-5958                                            HONG KONG



May 20, 1996



Universal Health Services, Inc.
367 South Gulph Road
King of Prussia, PA  19406

     Re:  Universal Health Services, Inc.
          Registration Statement on Form S-3
          ----------------------------------

Dear Sirs:

     In connection with the Registration Statement on Form S-3 (the "Registration Statement") to be filed by Universal Health Services, Inc., a Delaware corporation (the "Company"), under the Securities Act of 1933, as amended, relating to the public offering of up to an aggregate of 5,060,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company, including 660,000 shares which may be purchased by the underwriters if they exercise the option granted to them by the Company to cover over-allotments, we, as counsel for the Company, have examined such corporate records, other documents and questions of law as we have deemed necessary or appropriate for the purposes of this opinion.

     Upon the basis of such examination, we advise you that in our opinion the Shares have been duly and validly authorized; 400,000 of such Shares which will be sold by a selling stockholder, are legally issued, fully paid and non-assessable, and the remainder of the Shares, when sold in the manner contemplated by the Underwriting Agreement filed as an exhibit to the Registration Statement, upon receipt by the Company of payment therefor as provided in such agreement, will be legally issued, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained therein and elsewhere in the Registration Statement and Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.

                                   Very truly yours,

                                   FULBRIGHT & JAWORSKI L.L.P.